Exhibit 99.1

Biotricity Posts Calendar Q4 Results that Show Continued Growth

REDWOOD CITY, CA – February 18, 2020 – Biotricity Inc. (OTCQB: BTCY), a medical diagnostic and consumer healthcare technology company, today announced calendar fourth quarter financial results for the three months which ended December 31, 2019.

FOURTH QUARTER HIGHLIGHTS

●	Revenues for the three months which ended December 31, 2019 grew by 225% compared to the corresponding prior year quarter;
●	Recurring technology fee revenues grew by more than 500% during the same period

COMMENTARY ON PERFORMANCE AND OUTLOOK

“Biotricity focuses on developing novel medical remote monitoring solutions with a recurring technology fee business model,” said Dr. Waqaas Al-Siddiq, Biotricity Founder and CEO. “On a year-to-date basis, technology fee revenues grew by over 504% for the nine months which ended December 31, 2019 when compared to the corresponding prior year. The Company earned total revenue of $1.1 million, which is a 380% increase over the prior year. The total revenue results for the three-month period which ended December 31, 2019 corresponds to 96% of the revenues earned during the entire 12-month period of the Company’s fiscal year which ended March 31, 2019.”

On a net basis, the Company incurred losses of $2,371,003 (loss per share of 0.067) for the three months which ended December 31, 2019. Mr. Al-Siddiq commented, “During this period of initial Bioflux® commercialization, we are devoting significant resources to research and development.”

Biotricity CFO John Ayanoglou added, “Revenue growth for the three months which ended December 31, 2019 is particularly significant given seasonal lows that are anticipated. Our growth trajectory continues to improve, with total revenues increasing by 10.4% and recurring technology fee revenues increasing by 28% during this same period. Based on its current sales profile, at the margin, approximately 65% of Biotricity’s revenues are comprised of annual recurring revenues (ARR), and this component is expected to increase in both absolute and percentage terms into the future.”

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“The Company’s expanding size and the quality of its salesforce has resulted in a rising ARR reach quarter,” said Dr. Al-Siddiq. “To do this, the Company continues to successfully attract non-dilutive sources of capital, such as its recent $8 million preferred share transaction. We have hired seasoned sales professionals, each with a history of introducing new cardiovascular technologies to the marketplace, and plan to continue to grow our sales force in the future.” Biotricity also announced that it is pursuing new FDA clearances for state-of-the-art technologies that it intends to bring to the market in the near future:

●	Advanced ECG analysis software that can analyze and synthesize patient ECG monitoring data with the purpose of distilling it down to the important information that requires clinical intervention, significantly reducing costs;
●	The Biotres patch solution, which will be an innovative product in the field of Holter monitoring, expanding our top and bottom-line revenues; and
●	The Bioflux® 2.0, which is the next generation of our award winning Bioflux®, further expanding our revenue generating telemedicine product line-up.

By design, management established Biotricity’s horizontal technology platform to align with the Centers for Medicare and Medicaid Services (CMS) stated plan to cut over $57 billion in costs from US public healthcare spending, by moving unnecessary inpatient care to outpatient care, and focusing on RPM and preemptive diagnostics. This paradigm shift has the potential to improve patient care and save additional lives, while also lowering healthcare costs.

“The company has demonstrated continued growth, which is a testament to the strong work ethic of everyone on the Biotricity team,” said Dr. Al-Siddiq. “The efforts of our R&D staff to develop technologies which will require new FDA applications promises to enhance that trajectory and the revenue expansion that we have posted quarter over quarter.”

Management’s business outlook, and more detailed results for the three months which ended December 31, 2019, can be found in Management’s Discussion and Analysis (“MD&A”), available on EDGAR and Biotricity’s website.

To learn more, visit www.biotricity.com or follow on:

Twitter: @biotricity_inc Facebook: facebook.com/biotricity/ or
LinkedIn: linkedin.com/company/biotricity-measuring-vitals

About Biotricity Inc.

Biotricity is a modern medical technology company focused on delivering innovative, remote biometric monitoring solutions to the medical and consumer markets, including diagnostic and post-diagnostic solutions for chronic conditions and lifestyle improvement. Biotricity’s R&D continues to focus on the preventative healthcare market, with a vision of putting health management into the hands of the individual. The company aims to support the self-management of critical and chronic conditions with the use of innovative solutions to ease the growing burden on the healthcare system. To learn more, visit www.biotricity.com.

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Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” “project,” or “goal” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans, objectives and goals of management for future operations, including plans, objectives or goals relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company’s future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company’s inability to expand the Company’s business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

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Media Contacts

McCoin & Smith Communications Inc.

Chris McCoin,

Chris@mccoinsmith.com, 508-429-5988

Richard Smith,

rick@mccoinsmith.com, 978-433-3304

Investor Relations:

Biotricity Inc.

1-800-590-4155

investors@biotricity.com

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